Exhibit 10.10

First Union

                                RENEWAL AGREEMENT

                                                       Date: February 23, 2001

BORROWER
Name:             Optical Cable Corporation
                  5290 Concourse Drive
                  Roanoke, Virginia 24019

RENEWAL. First Union National Bank (hereinafter "Bank") and Borrower hereby extend the maturity of a promissory note dated March 10, 1999 in the original principal amount of $10,000,000.00 made by Borrower and delivered to Bank (the "Note") to March 31, 2002 when all outstanding principal and accrued interest shall be due and payable.

AFFIRMATIONS OF BORROWER. Borrower affirms and represents that the most recent Commercial Loan invoice received by Borrower with respect to the Obligations is correct, that the Note, as modified hereby, and other Loan Documents are in full force and effect, that Borrower has no defense to payment or performance of the Obligations, that no setoffs against the Obligations exist, and that Borrower has no counterclaims against Bank. Borrower ratifies and confirms all provisions of the Note and other Loan Documents, including the confession of judgment contained therein, and affirms that the maturity date is the only provision of the Loan Documents that has been modified.

MISCELLANEOUS. This Agreement and the other Loan Documents constitute the sole agreement of the parties and supersede all oral negotiations and prior writings with respect to the subject matter thereof. This Agreement may be signed in counterparts. Terms used in this Agreement which are capitalized shall have the meanings ascribed to such terms in the Note.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the date and year first above written.

PLACE OF EXECUTION AND DELIVERY. Borrower here by certifies that this Agreement was executed in the Commonwealth of Virginia and delivered to Bank in the Commonwealth of Virginia.

                                   Borrower name: Optical Cable Corporation
                                   Taxpayer Identification Number: 54-1237042


                                   By: s/Robert Kopstein
                                   Name printed: Robert Kopstein
                                   Title: President


                                   First Union National Bank


                                   By: s/Susan K. Doyle
                                   Name printed: Susan K. Doyle
                                   Title: Senior Vice President